Exhibit 10.3

GUARANTY OF RECOURSE OBLIGATIONS

made by

OVERSTOCK.COM, INC.,

as guarantor,

in favor of

LOANCORE CAPITAL MARKETS LLC

Dated as of March 6, 2020

GUARANTY OF RECOURSE OBLIGATIONS

This GUARANTY OF RECOURSE OBLIGATIONS (this “Guaranty”), dated as of March 6, 2020, made by OVERSTOCK.COM, INC., a Delaware corporation, having an address at 799 W. Coliseum Way, Midvale, Utah 84047 (“Guarantor”), in favor of LOANCORE CAPITAL MARKETS LLC, a Delaware limited liability company (together with its successors and assigns, hereinafter referred to as “Lender”), having an address c/o LoanCore Capital, 55 Railroad Avenue, Suite 100, Greenwich, Connecticut 06830.

R E C I T A L S:

A.            Pursuant to that certain Loan Agreement dated as of the date hereof (as the same may be amended, modified, supplemented, restated or replaced from time to time, the “Loan Agreement”) between Peace Coliseum, LLC, a Delaware limited liability company (“Borrower”) and Lender, Lender has agreed to make a loan (the “Loan”) to Borrower in the maximum principal amount not to exceed $34,500,000.00, subject to the terms and conditions of the Loan Agreement;

B.            As a condition to Lender’s making the Loan, Lender is requiring that Guarantor execute and deliver to Lender this Guaranty; and

C.            Guarantor hereby acknowledges that Guarantor is the owner of direct or indirect interests in Borrower, and, accordingly, Guarantor will materially benefit from Lender’s agreeing to make the Loan;

NOW, THEREFORE, in consideration of the premises set forth herein and as an inducement for and in consideration of the agreement of Lender to make the Loan pursuant to the Loan Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor hereby agrees, covenants, represents and warrants to Lender as follows:

1.             Definitions.

(a)           All capitalized terms used and not defined herein shall have the respective meanings given such terms in the Loan Agreement.

(b)           The term “Guaranteed Obligations” means (i) Borrower’s Recourse Liabilities and (ii) from and after the date that any Springing Recourse Event occurs, payment of all the Debt as and when the same is due in accordance with the Loan Documents (and whether accrued prior to, on or after such date).

2.             Guaranty.

(a)           Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Lender the full, prompt and complete payment when due of the Guaranteed Obligations.

(b)           All sums payable to Lender under this Guaranty shall be payable on demand and without reduction for any offset, claim, counterclaim or defense.

(c)           Guarantor hereby agrees to pay, protect, indemnify, defend and save harmless Lender from and against any and all actual out-of-pocket fees, costs, losses, liabilities, obligations, claims, causes of action, suits, demands, judgments, expenses and damages, including reasonable attorneys’ fees and disbursements, of any nature or description which Lender may suffer or incur, or which otherwise may arise by reason of Borrower’s failure to pay or perform any of the Guaranteed Obligations when due, irrespective of whether such fees, costs, losses, liabilities, claims, causes of action, expenses or damages are incurred by Lender prior or subsequent to (i) Lender’s declaring the Principal, interest and other sums evidenced or secured by the Loan Documents to be due and payable, (ii) the commencement or completion of a judicial or non-judicial foreclosure of the Mortgage or (iii) the conveyance of all or any portion of the Property by deed-in-lieu of foreclosure (but only to the extent the Guaranteed Obligations arose prior to such conveyance).

(d)           Guarantor agrees that no portion of any sums applied (other than sums received from Guarantor in full or partial satisfaction of its obligations hereunder), from time to time, in reduction of the Debt shall be deemed to have been applied in reduction of the Guaranteed Obligations until such time as the Debt has been paid in full, or Guarantor shall have made the full payment required hereunder, it being the intention hereof that the Guaranteed Obligations shall be the last portion of the Debt to be deemed satisfied.

3.             Representations and Warranties.  Guarantor hereby represents and warrants to Lender as follows (which representations and warranties shall be given as of the date hereof and shall survive the execution and delivery of this Guaranty):

(a)           Organization, Authority and Execution.  Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary power and authority to own its properties and to conduct its business as presently conducted or proposed to be conducted and to enter into and perform this Guaranty and all other agreements and instruments to be executed by it in connection herewith.  This Guaranty has been duly executed and delivered by Guarantor.

(b)           Enforceability.  This Guaranty constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(c)           No Violation.  The execution, delivery and performance by Guarantor of its obligations under this Guaranty has been duly authorized by all necessary action, and do not and will not violate any law, regulation, order, writ, injunction or decree of any court or governmental body, agency or other instrumentality applicable to Guarantor, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the assets of Guarantor pursuant to the terms of Guarantor’s articles of incorporation, or any mortgage, indenture, agreement or instrument to which Guarantor is a party or by which it or any of its properties is bound.  Guarantor is not in default under any other guaranty which it has provided to Lender.

(d)           No Litigation.  There are no actions, suits or proceedings at law or at equity, pending or, to Guarantor’s knowledge, threatened against or affecting Guarantor which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.  Guarantor is not in default beyond any applicable grace or cure period with respect to any order, writ, injunction, decree or demand of any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect.

(e)           Consents.  All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all Governmental Authorities (collectively, the “Consents”) that are required in connection with the valid execution, delivery and performance by Guarantor of this Guaranty have been obtained and Guarantor agrees that all Consents required in connection with the carrying out or performance of any of Guarantor’s obligations under this Guaranty will be obtained when required.

(f)            Financial Statements and Other Information.  All financial statements of Guarantor heretofore delivered to Lender are true and correct in all material respects and fairly present the financial condition of Guarantor as of the respective dates thereof, and no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof.  None of the aforesaid financial statements or any certificate or statement furnished to Lender by or on behalf of Guarantor in connection with the transactions contemplated hereby, and none of the representations and warranties in this Guaranty contains any untrue statement of a material fact or omits to state a material fact known to Guarantor necessary in order to make the statements contained therein or herein not misleading.  Guarantor is not insolvent within the meaning of the United States Bankruptcy Code or any other applicable law, code or regulation and the execution, delivery and performance of this Guaranty will not render Guarantor insolvent.

(g)           Consideration.  Guarantor is the owner, directly or indirectly, of certain legal and beneficial equity interests in Borrower.

4.             Financial Statements.  Guarantor shall deliver to Lender, (a) within one hundred twenty (120) days after the end of each fiscal year of Guarantor, a complete copy of Guarantor’s annual financial statements audited by a “big four” accounting firm or another independent certified public accountant reasonably acceptable to Lender, (b) within forty-five (45) days after the end of each fiscal quarter of Guarantor, financial statements (including (1) a balance sheet as of the end of such fiscal quarter, (2) a statement of income and expense for such fiscal quarter, (3) a statement of cash flow for such fiscal quarter and (4) a statement of change in stockholders’ equity) certified by the chief financial officer of Guarantor and in form, content, level of detail and scope reasonably satisfactory to Lender, which certificate shall contain a statement that the requirements described in Section 6 have been satisfied), and (c) twenty (20) days after request by Lender, such other financial information with respect to Guarantor as Lender may reasonably request.  Notwithstanding the foregoing, Guarantor may satisfy the requirements of (i) Section 4(a) herein by delivering to Lender copies of the Form 10-K, and (ii) Section 4(b) herein by delivering to Lender copies of the Form 10-Q, in each case of (i) or (ii), as applicable of Guarantor within the timeframes set forth in this Section 4, so long as:  (1) Guarantor is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto (the “Exchange Act”), and (2) Guarantor files its financial information with the U.S. Securities and Exchange Commission as and when required by the Exchange Act and such financial information of Guarantor is available to the public.

5.             Unconditional Character of Obligations of Guarantor.

(a)           The obligations of Guarantor hereunder shall be irrevocable, absolute and unconditional, irrespective of the validity, regularity or enforceability, in whole or in part, of the other Loan Documents or any provision thereof, or the absence of any action to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against Borrower, Guarantor or any other Person or any action to enforce the same, any failure or delay in the enforcement of the obligations of Borrower under the other Loan Documents or Guarantor under this Guaranty, or any setoff or counterclaim, and irrespective of any other circumstances which might otherwise limit recourse against Guarantor by Lender or constitute a legal or equitable discharge or defense of a guarantor or surety.  Lender may enforce the obligations of Guarantor under this Guaranty by a proceeding at law, in equity or otherwise, independent of any loan foreclosure or similar proceeding or any deficiency action against Borrower or any other Person at any time, either before or after an action against the Property or any part thereof, Borrower or any other Person.  This Guaranty is a guaranty of payment and performance and not merely a guaranty of collection.  Guarantor waives diligence, notice of acceptance of this Guaranty, filing of claims with any court, any proceeding to enforce any provision of any other Loan Document, against Guarantor, Borrower or any other Person, any right to require a proceeding first against Borrower or any other Person, or to exhaust any security (including, without limitation, the Property) for the performance of the Guaranteed Obligations or any other obligations of Borrower or any other Person, or any protest, presentment, notice of default or other notice or demand whatsoever (except to the extent expressly provided to the contrary in this Guaranty).

(b)           The obligations of Guarantor under this Guaranty, and the rights of Lender to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by any of the following:

(i)            any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower, the Property or any part thereof, Guarantor or any other Person;

(ii)           any failure by Lender or any other Person, whether or not without fault on its part, to perform or comply with any of the terms of the Loan Agreement, or any other Loan Documents, or any document or instrument relating thereto;

(iii)          except as otherwise provided in the Loan Agreement, the sale, transfer or conveyance of the Property or any interest therein to any Person, whether now or hereafter having or acquiring an interest in the Property or any interest therein and whether or not pursuant to any foreclosure, trustee sale or similar proceeding against Borrower or the Property or any interest therein;

(iv)          the conveyance to Lender, any Affiliate of Lender or Lender’s nominee of the Property or any interest therein by a deed-in-lieu of foreclosure;

(v)           the release of Borrower or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law or otherwise; or

(vi)          the release in whole or in part of any collateral for any or all Guaranteed Obligations or for the Loan or any portion thereof.

(c)           Except as otherwise specifically provided in this Guaranty, Guarantor hereby expressly and irrevocably waives all defenses (excluding the defense of payment or performance) in an action brought by Lender to enforce this Guaranty based on claims of waiver, release, surrender, alteration or compromise and all setoffs, reductions, or impairments, whether arising hereunder or otherwise.

(d)           Lender may deal with Borrower and Affiliates of Borrower in the same manner and as freely as if this Guaranty did not exist and shall be entitled, among other things, to grant Borrower or any other Person such extension or extensions of time to perform any act or acts as may be deemed advisable by Lender, at any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of Guarantor hereunder.

(e)           No compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent, delay, omission, failure to act or other action with respect to, any liability or obligation under or with respect to, or of any of the terms, covenants or conditions of, the Loan Documents shall in any way alter, impair or affect any of the obligations of Guarantor hereunder, and Guarantor agrees that if any Loan Document is modified with Lender’s consent, the Guaranteed Obligations shall automatically be deemed modified to include such modifications.

(f)            Lender may proceed to protect and enforce any or all of its rights, powers, and remedies under this Guaranty by suit in equity or action at law (including foreclosure of all or any portion of the collateral for the Loan), whether for the specific performance of any covenants or agreements contained in this Guaranty or otherwise, or to take any action authorized or permitted under applicable law (in any order), and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by Guarantor.  Each and every remedy of Lender shall, to the extent permitted by law, be non-exclusive and cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

(g)           No waiver shall be deemed to have been made by Lender of any rights hereunder unless the same shall be in writing and signed by Lender, and any such waiver shall be a waiver only with respect to the specific matter involved and shall in no way impair the rights of Lender or the obligations of Guarantor to Lender in any other respect or at any other time.

(h)           At the option of Lender, Guarantor may be joined in any action or proceeding commenced by Lender against Borrower in connection with or based upon any other Loan Documents and recovery may be had against Guarantor in such action or proceeding or in any independent action or proceeding against Guarantor to the extent of Guarantor’s liability hereunder, without any requirement that Lender first assert, prosecute or exhaust any remedy or claim against Borrower or any other Person, or any security for the obligations of Borrower or any other Person.

(i)            Guarantor agrees that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment is made by Borrower or Guarantor to Lender and such payment is rescinded or must otherwise be returned by Lender (as determined by Lender in its sole and absolute discretion) upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower or Guarantor, all as though such payment had not been made.

(j)            In the event that Guarantor shall advance or become obligated to pay any sums under this Guaranty or in connection with the Guaranteed Obligations or in the event that for any reason whatsoever Borrower or any subsequent owner of the Property or any part thereof is now, or shall hereafter become, indebted to Guarantor, Guarantor agrees that (i) the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, the time of payment and in all other respects to all sums, including Principal and interest and other amounts, at any time owed to Lender under the Loan Documents, and (ii)  Guarantor shall not be entitled to enforce or receive payment thereof, in each case, until all Principal, interest and other sums due pursuant to the Loan Documents have been paid in full.  Nothing herein contained is intended or shall be construed to give Guarantor any right of subrogation in or under the Loan Documents or any right to participate in any way therein, or in the right, title or interest of Lender in or to any collateral for the Loan, notwithstanding any payments made by Guarantor under this Guaranty, until the actual and irrevocable receipt by Lender of payment in full of all Principal, interest and other sums due with respect to the Loan or otherwise payable under the Loan Documents.  If any amount shall be paid to Guarantor on account of such subrogation rights at any time when any such sums due and owing to Lender shall not have been fully paid, such amount shall be paid by Guarantor to Lender for credit and application against such sums due and owing to Lender.

(k)           Guarantor’s obligations hereunder shall survive a foreclosure, deed-in-lieu of foreclosure or similar proceeding involving the Property and the exercise by Lender of any or all of its remedies pursuant to the Loan Documents.

6.             Covenants.

(a)           As used in this Section 6, the following terms shall have the respective meanings set forth below:

(i)            “GAAP” shall mean U.S. generally accepted accounting principles, consistently applied.

(ii)           “Liquid Assets” means, as of a given date, the sum of Guarantor’s consolidated assets comprised of Cash and Cash equivalents, determined in accordance with GAAP and consistent with public disclosures.

(iii)          “Net Worth” shall mean, as of a given date, Guarantor’s consolidated Total Stockholder’s Equity determined in accordance with GAAP and consistent with public disclosures.

(b)           Until all of the Guaranteed Obligations have been paid in full, Guarantor (i) shall maintain (A) a Net Worth in excess of (1) for so long as the Mezzanine Loan shall remain outstanding, $30,000,000.00, and (2) from and after the date that the Mezzanine Loan has been paid in full pursuant to the terms of the Mezzanine Loan Documents, $15,000,000.00 (as applicable, the “Net Worth Threshold”) and (B) Liquid Assets having a market value of at least (1) for so long as the Mezzanine Loan shall remain outstanding, $3,000,000.00, and (2) from and after the date that the Mezzanine Loan has been paid in full pursuant to the terms of the Mezzanine Loan Documents, $1,000,000.00 (as applicable, the “Liquid Assets Threshold”) and (ii) shall not sell, pledge, mortgage or otherwise transfer any of its assets, or any interest therein, which would cause Guarantor’s Net Worth to fall below the Net Worth Threshold or Guarantor’s Liquid Assets to fall below the Liquid Assets Threshold.

(c)           Guarantor shall not, at any time while a default in the payment of the Guaranteed Obligations has occurred and is continuing, beyond all applicable notice and cure periods, either (i) enter into or effectuate any transaction with any Affiliate which would reduce the Net Worth of Guarantor below the amounts required above (including the payment of any dividend or distribution to a shareholder, or the redemption, retirement, purchase or other acquisition for consideration of any stock or interest in Guarantor) or (ii) sell, pledge, mortgage or otherwise transfer to any Person any of Guarantor’s assets, if such transaction would result in a breach of the requirements set forth above.

(d)           Guarantor shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and all rights, licenses, permits, franchises and all applicable governmental authorizations necessary for the operation of its business and comply with all Legal Requirements applicable to it and its assets.  Guarantor shall not engage in any dissolution, liquidation or consolidation or merger with or into any other business entity without obtaining the prior consent of Lender.

(e)           Guarantor shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened against Guarantor could reasonably be expected to materially adversely affect Guarantor’s condition (financial or otherwise) or business (including Guarantor’s ability to perform the Guaranteed Obligations hereunder or under the other Loan Documents to which it is a party).

(f)            Guarantor will use its good faith and commercially reasonable efforts to comply with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Guarantor, including those relating to money laundering and terrorism.

(g)           Guarantor shall, at Guarantor’s sole cost and expense:

(i)            cure any defects in the execution and delivery of the Loan Documents to which Guarantor is a party and execute and deliver, or cause to be executed and delivered, to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary, to correct any omissions in the Loan Documents to which Guarantor is a party, as Lender may reasonably require; and

(ii)           do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Guaranty and the other Loan Documents to which Guarantor is a party, as Lender may reasonably require from time to time.

7.             Entire Agreement/Amendments.  This instrument represents the entire agreement between the parties with respect to the subject matter hereof.  The terms of this Guaranty shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by Lender and Guarantor.

8.             Successors and Assigns.  This Guaranty shall be binding upon Guarantor, and Guarantor’s estate, heirs, personal representatives, successors and assigns, may not be assigned or delegated by Guarantor and shall inure to the benefit of Lender and its successors and assigns.

9.             Governing Law.

(a)           THIS GUARANTY WAS NEGOTIATED IN THE STATE OF NEW YORK AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT TO THE LOAN AGREEMENT WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE

TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.  TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY AND THE NOTE, AND THIS GUARANTY AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)           IF GUARANTOR DOES NOT HAVE A NY ADDRESS:  ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND GUARANTOR WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  GUARANTOR DOES HEREBY DESIGNATE AND APPOINT CT CORPORATION SYSTEMS AT 111 EIGHTH AVENUE, 13TH FLOOR, NEW YORK, NEW YORK 10005, AS ITS AUTHORIZED AGENT TO RECEIVE AND FORWARD ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF GUARANTOR MAILED OR DELIVERED TO GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GUARANTOR (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.  GUARANTOR (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.  NOTWITHSTANDING THE FOREGOING, LENDER SHALL HAVE THE RIGHT TO INSTITUTE ANY LEGAL SUIT, ACTION OR PROCEEDING FOR THE ENFORCEMENT OR FORECLOSURE OF ANY LIEN ON ANY COLLATERAL FOR THE LOAN IN ANY FEDERAL OR STATE COURT IN ANY JURISDICTION(S) THAT LENDER MAY ELECT IN ITS SOLE AND ABSOLUTE DISCRETION, AND GUARANTOR WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT,

ACTION OR PROCEEDING, AND GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

10.          Section Headings.  The headings of the sections and paragraphs of this Guaranty have been inserted for convenience of reference only and shall in no way define, modify, limit or amplify any of the terms or provisions hereof.

11.          Severability.  Any provision of this Guaranty which may be determined by any competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, Guarantor hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

12.          WAIVER OF TRIAL BY JURY.  GUARANTOR HEREBY WAIVES THE RIGHT OF TRIAL BY JURY IN ANY LITIGATION, ACTION OR PROCEEDING ARISING HEREUNDER OR IN CONNECTION THEREWITH.

13.          Other Guaranties.  The obligations of Guarantor hereunder are separate and distinct from, and in addition to, the obligations of Guarantor now or hereafter arising under any other guaranties, indemnification agreements or other agreements to which Guarantor is now or hereafter becomes a party.  In no event shall Guarantor be entitled to any credit against amounts due under this Guaranty by reason of amounts paid to Lender by Guarantor or any other person under or by reason of the other guaranties, indemnification agreements or other agreements to which Guarantor is now or hereafter becomes a party.

14.          Notices.  All notices, demands, requests, consents, approvals or other communications (collectively called “Notices”) required or permitted to be given hereunder to Lender or Guarantor or which are given to Lender or the Guarantor with respect to this Guaranty shall be in writing and shall be sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed as set forth below, or personally delivered with receipt acknowledged to such address, or in either case, to such other address(es) as the party in question shall have specified most recently by like Notice.

If to Lender, to:	LoanCore Capital Markets LLC
c/o LoanCore Capital
55 Railroad Avenue, Suite 100
Greenwich, Connecticut 06830
Attention: Brett Kaplan
Facsimile No.: 203.861.6006
E-mail: BKaplan@LoanCoreCapital.com

with a copy to:	c/o LoanCore Capital
55 Railroad Avenue, Suite 100
Greenwich, Connecticut 06830
Attention: Notices
E-mail: notices@loancorecapital.com

with a copy to:	Winstead PC
201 North Tryon Street
Suite 2000
Charlotte, North Carolina 28202
Attention: Christian G. Beltz, Esq.
Facsimile No.: 704.339.1701
E-mail: cbeltz@winstead.com

If to Guarantor, to:	Overstock.com, Inc.
799 W. Coliseum Way
Midvale, Utah 84047

with a copy to:	Parr Brown Gee & Loveless
101 South 200 East
Suite 700
Salt Lake City, Utah 84111
Attention: Lamont Richardson

Notices which are given in the manner aforesaid shall be deemed to have been given or served for all purposes hereunder (i) on the date on which such notice shall have been personally delivered as aforesaid, (ii) on the date of delivery by mail as evidenced by the return receipt therefor, or (iii) on the date of failure to deliver by reason of refusal to accept delivery or changed address of which no Notice was given.

15.          Guarantor’s Receipt of Loan Documents.  Guarantor by its execution hereof acknowledges receipt of true copies of all of the Loan Documents, the terms and conditions of which are hereby incorporated herein by reference.

16.          Interest; Expenses.

(a)           If Guarantor fails to pay all or any sums due hereunder upon demand by Lender, the amount of such sums payable by Guarantor to Lender shall bear interest from the date of demand until paid at the Default Rate in effect from time to time.

(b)           Guarantor hereby agrees to pay all costs, charges and expenses, including reasonable attorneys’ fees and disbursements, that may be incurred by Lender in enforcing the covenants, agreements, obligations and liabilities of Guarantor under this Guaranty.

17.          Intentionally Omitted

18.          Joint and Several Obligations.  If Guarantor consists of more than one Person, each such Person shall have joint and several liability for the obligations of Guarantor hereunder.

19.          Gender; Number; General Definitions.  All references to sections and schedules are to sections and schedules in or to this Guaranty unless otherwise specified.  All uses of the word “including” or “include” or similar words shall mean “including, without limitation” unless the context shall indicate otherwise.  Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty.  Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.  The phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all reasonable out-of-pocket attorneys’, paralegal and law clerk fees and disbursements, including fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by Lender in protecting its interest in the Property and/or in enforcing its rights hereunder.

20.          Certain Payments From Mezzanine Lender.  Lender has advised Borrower and Guarantor that, pursuant to the Intercreditor Agreement, Mezzanine Lender may be required in certain circumstances to turn over to Lender certain payments received by Mezzanine Lender from Guarantor.  If Mezzanine Lender turns over any such payments to Lender, then Lender shall apply such amount as an optional prepayment in accordance with the Section 2.3.3 of the Loan Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

GUARANTOR:

OVERSTOCK.COM, INC.,
a Delaware corporation

By:	/s/ Carter Lee
	Name:	Carter Lee
	Title:	Chief Administrative Officer

GUARANTY OF RECOURSE OBLIGATIONS - Signature Page